Exhibit 99.1

NEWS

Charter Reports Third Quarter
Financial and Operating Results

Charter adds over 200,000 revenue generating units during the quarter

St. Louis, Missouri – November 6, 2008 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today reported financial and operating results for the third quarter and first nine months of 2008.

•	Third quarter revenues of $1.636 billion grew 7.8% year-over-year on a pro forma[1] basis and 7.3% on an actual basis, primarily driven by increases in telephone and high-speed Internet (HSI) revenues.
•	Third quarter adjusted EBITDA[2] of $563 million increased 10.8% year-over-year on a pro forma basis and 10.4% on an actual basis.
•	Third quarter adjusted EBITDA margin of 34.4% increased 90 basis points year-over-year on a pro forma basis.
•	Total ARPU[3] for the quarter increased 11.1% year-over-year to $106.07, driven by increased sales of The Charter BundleTM, advanced services growth and upgrading customers to higher service tiers.
•	Revenue generating units (RGUs) increased 7.0% year-over-year, with 205,400 net additions during the third quarter of 2008.

“Our financial and operational performance in the third quarter once again demonstrates the Company’s disciplined approach toward increasing bundle penetration and focus on continuously improving our customers’ experiences,” said Neil Smit, President and Chief Executive Officer.

1 Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section and are provided in the addendum of this news release.
2 Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.
3 Average revenue per basic customer.

Key Operating Results

All of the following customer growth and ARPU statistics are presented on a pro forma basis. RGUs increased 205,400 during the third quarter of 2008, representing more than a 50 percent increase in net adds versus the year-ago quarter. As of September 30, 2008, Charter served approximately 5,544,400 customers and the Company’s 12,387,100 RGUs were comprised of 5,136,100 basic video; 3,118,500 digital video; 2,858,200 HSI, and 1,274,300 telephone customers.

•
Telephone customers increased by approximately 98,800 during the third quarter of 2008 and the number of telephone customers is up nearly 60% year-over-year. Telephone penetration is now 12.4% of telephone homes passed.

•
HSI customers increased by approximately 70,900 in the third quarter of 2008, a 32% higher net gain than during the year-ago quarter. While HSI customers continued to climb, ARPU remained essentially flat with last year at $40.53.

•
Digital video customers increased by approximately 61,600 and basic video customers decreased by 25,900 during the third quarter. Video ARPU was $58.87 for the third quarter of 2008, up 6.6% year-over-year.

Third quarter 2008 total ARPU increased 11.1% to $106.07 from the same period in 2007, driven primarily by an increase in bundled customers, advanced services growth, and upgrading customers to higher service tiers.

Third Quarter Results – Pro forma

Third quarter revenues were $1.636 billion, a pro forma increase of 7.8%, or $119 million. The increase resulted primarily from increases in telephone and HSI revenues.

Telephone revenues were $144 million, a 54.8% increase over third quarter 2007 pro forma telephone revenues, driven by a larger telephone customer base. HSI revenues were $342 million, up 8.2% year-over-year on a pro forma basis, due to an increased number of customers. Video revenues were $867 million, up 3.2% year-over-year on a pro forma basis, primarily as a result of digital and advanced services revenue growth, partially offset by a decline in basic video customers. Commercial revenues rose to $100 million, a 16.3% increase on a pro forma basis, resulting from increased sales of the Charter Business Bundle® primarily to small and medium-size businesses.

Operating expenses, which include programming, service and advertising sales costs, were $710 million, a 5.3% increase year-over-year on a pro forma basis, reflecting annual programming rate increases, increased labor costs to support improved service levels, and growth of the Company’s telephone business and other advanced services. Selling, general, and administrative expenses were $363 million, up 8.4% on a pro forma basis compared to the year-ago quarter, reflecting expenditures to further improve the customer experience and increased marketing expenditures targeted at growing and retaining customers.

Adjusted EBITDA totaled $563 million for the third quarter of 2008, a pro forma increase of 10.8% compared to the year-ago quarter. The third quarter adjusted EBITDA margin was 34.4%, up from 33.5% in the year-ago quarter on a pro forma basis.

Net cash flows from operating activities for the third quarter of 2008 were $242 million, compared to $207 million for the third quarter of 2007 on a pro forma basis. The increase in cash flows from operating activities is primarily the result of the increase in HSI and telephone revenues driven by the bundle and improved cost efficiencies.

Nine Months Results – Pro forma

For the nine months ended September 30, 2008, revenues were $4.823 billion, a pro forma increase of $400 million, or 9.0%, primarily from telephone and HSI revenue growth.

Telephone revenues increased to $399 million from pro forma revenues of $236 million a year ago, up 69.1% year-over-year. HSI revenues increased to $1.009 billion, up 10.2% year-over-year on a pro forma basis. Video revenues were $2.599 billion, an increase of 3.0% year-over-year on a pro forma basis. Commercial revenues increased to $289 million, up 16.1% on a pro forma basis.

Operating expenses for the nine months ended September 30, 2008 were $2.089 billion, an increase of 7.6% year-over-year on a pro forma basis; and selling, general, and administrative expenses were $1.035 billion, up 9.8% on a pro forma basis.

Adjusted EBITDA totaled $1.699 billion for the first nine months of 2008, a pro forma increase of 10.5% compared to the same nine-month period in 2007.

Net cash flows provided by operating activities for the first nine months of 2008 were $410 million, compared to $319 million for the first nine months of 2007 on a pro forma basis. The increase in cash flows provided by operating activities is primarily the result of increased sales of our bundled services and improved cost efficiencies, partially offset by changes in operating assets and liabilities that provided less cash in 2008 than the corresponding period in 2007.

Third Quarter Results – Actual

Third quarter revenues increased 7.3% and operating costs and expenses increased 5.7% compared to year-ago results. Adjusted EBITDA for the third quarter of 2008 rose 10.4% compared to the year-ago period.

Income from operations was $208 million in the third quarter of 2008, compared to $107 million in the third quarter of 2007. Net loss for the third quarter of 2008 was $322 million, or $0.86 per common share. For the third quarter of 2007, Charter reported a net loss of $407 million and net loss per common share of $1.10. The increase in income from operations and decrease in net loss resulted primarily from increased sales of our bundled services and improved cost efficiencies. Additionally, the Company recorded a $56 million asset impairment charge in 2007 that did not reoccur in 2008.

Expenditures for property, plant, and equipment for the third quarter of 2008 were $288 million, compared to third quarter 2007 expenditures of $311 million. The decrease in capital expenditures primarily reflects year-over-year decreases in scalable infrastructure and support capital.

Net cash flows from operating activities for the third quarter of 2008 were $242 million, compared to $209 million for the third quarter of 2007.

Nine Months Results – Actual

Revenues for the nine months ended September 30, 2008 increased 8.4% year-over-year. Operating costs and expenses rose 7.6% compared to year-ago actual results. Adjusted EBITDA for the first nine months of 2008 grew 9.9% compared to the year-ago period.

Income from operations increased to $643 million for the first nine months of 2008, compared to $463 million in the first nine months of 2007.  Net loss for the first nine months of the year was $956 million, or $2.57 per common share. For the first nine months of 2007, Charter reported a net loss of $1.148 billion and net loss per common share of $3.12. The increase in income from operations and the decrease in net loss are primarily attributable to revenue growth from HSI and telephone driven by the bundle, as well as improved cost efficiencies and a decline in non-operating expenses.

Capital expenditures for property, plant, and equipment for the nine months ended September 30, 2008 were $938 million, compared to $890 million in 2007. The increase in capital expenditures primarily reflects year-over-year increases in customer premise equipment. Charter expects that capital expenditures in the year 2008 will total approximately $1.2 billion, with over 75% of that amount directed toward success-based activities.

Net cash flows provided by operating activities for the first nine months of 2008 were $410 million, compared to $327 million for the first nine months of 2007. The increase in cash flows provided by operating activities is primarily the result of revenue growth from HSI and telephone driven by the bundle, as well as improved cost efficiencies, partially offset by changes in operating assets and liabilities that provided less cash in 2008 than the corresponding period in 2007.

As of September 30, 2008, Charter had $21.031 billion in long-term debt. Cash on hand and availability under the Company’s revolving credit facility totaled approximately $1.3 billion on September 30, 2008, none of which was limited by covenant restrictions.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted

EBITDA, pro forma adjusted EBITDA, and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before depreciation and amortization, impairment charges, stock compensation expense, and other operating expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its board of directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow provide information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).  Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $33 million and $32 million for the three months ended September 30, 2008 and 2007, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

In addition to the actual results for the three and nine months ended September 30, 2008 and 2007, we have provided pro forma results in this release for the three and nine months ended September 30, 2007. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales and acquisitions of cable systems in 2007 as if they had occurred as of January 1, 2007. Pro forma statements of operations for the three and nine months ended September 30, 2007; and pro forma customer statistics as of December 31, 2007 and September 30, 2007, are provided in the addendum of this news release.

Additional Information Available on Website

A slide presentation to accompany the third quarter conference call will be available on the Investor & News Center of our website at www.charter.com in the “Presentations/Webcasts” section. Pro forma data, including disclosure concerning the pro forma data and the basis upon which it was calculated, for each quarter of 2007, can also be found on the Investor & News Center in the “Pro forma Information” section.

Conference Call

The Company will host a conference call on Thursday, November 6, 2008, at 9:00 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the Company’s website at www.charter.com. Access the webcast by clicking on “About Charter” at the top of the home page, then Investor & News Center. Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website beginning two hours after its completion. Accompanying slides will also be available on the site.

Those participating via telephone should dial 888/233-1576 no later than 10 minutes prior to the call. International participants should dial 706/643-3458. The passcode for the call is 70440618.

A replay of the call will be available at 800/642-1687 or 706/645-9291 beginning two hours after the completion of the call through the end of business on November 13, 2008. The passcode for the replay is 70440618.

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

#  #  #
Contact:

Media:                                                                Analysts:
Anita Lamont                                                  Mary Jo Moehle
314-543-2215                                                     314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission (“SEC”).  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position, especially given recent volatility and disruption in the capital and credit markets;

•	the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line (“DSL”) providers;
•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

#  #  #

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007		2008	2007
	Actual	Actual	% Change	Actual	Actual	% Change

REVENUES:
Video	$867	$845	2.6%	$2,599	$2,542	2.2%
High-speed Internet	342	318	7.5%	1,009	920	9.7%
Telephone	144	94	53.2%	399	236	69.1%
Commercial	100	87	14.9%	289	251	15.1%
Advertising sales	80	77	3.9%	223	216	3.2%
Other	103	104	(1.0%)	304	284	7.0%
Total revenues	1,636	1,525	7.3%	4,823	4,449	8.4%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	710	679	4.6%	2,089	1,957	6.7%
Selling, general and administrative (excluding stock
compensation expense) (b)	363	336	8.0%	1,035	946	9.4%
Operating costs and expenses	1,073	1,015	5.7%	3,124	2,903	7.6%

Adjusted EBITDA	563	510	10.4%	1,699	1,546	9.9%

Adjusted EBITDA margin	34.4%	33.4%		35.2%	34.7%

Depreciation and amortization	332	334		981	999
Asset impairment charges	-	56		-	56
Stock compensation expense	8	5		24	15
Other operating expenses, net	15	8		51	13

Income from operations	208	107		643	463

OTHER INCOME (EXPENSES):
Interest expense, net	(478)	(459)		(1,417)	(1,385)
Change in value of derivatives	10	(14)		(1)	(18)
Other expense, net	(5)	-		(7)	(39)
	(473)	(473)		(1,425)	(1,442)

Loss before income taxes	(265)	(366)		(782)	(979)

Income tax expense	(57)	(41)		(174)	(169)

Net loss	$(322)	$(407)		$(956)	$(1,148)

Loss per common share, basic and diluted	$(0.86)	$(1.10)		$(2.57)	$(3.12)

Weighted average common shares outstanding, basic and diluted	374,145,243	369,239,742		371,968,952	367,671,479

(a) Operating expenses include programming, service, and advertising sales expenses.

(b) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Third Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007		2008	2007
	Actual	Pro Forma (a)	% Change	Actual	Pro Forma (a)	% Change

REVENUES:
Video	$867	$840	3.2%	$2,599	$2,524	3.0%
High-speed Internet	342	316	8.2%	1,009	916	10.2%
Telephone	144	93	54.8%	399	236	69.1%
Commercial	100	86	16.3%	289	249	16.1%
Advertising sales	80	77	3.9%	223	214	4.2%
Other	103	105	(1.9%)	304	284	7.0%
Total revenues	1,636	1,517	7.8%	4,823	4,423	9.0%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	710	674	5.3%	2,089	1,942	7.6%
Selling, general and administrative (excluding stock
compensation expense) (c)	363	335	8.4%	1,035	943	9.8%
Operating costs and expenses	1,073	1,009	6.3%	3,124	2,885	8.3%

Adjusted EBITDA	563	508	10.8%	1,699	1,538	10.5%

Adjusted EBITDA margin	34.4%	33.5%		35.2%	34.8%

Depreciation and amortization	332	335		981	997
Stock compensation expense	8	5		24	15
Other operating expenses, net	15	8		51	12

Income from operations	208	160		643	514

OTHER INCOME (EXPENSES):
Interest expense, net	(478)	(459)		(1,417)	(1,385)
Change in value of derivatives	10	(14)		(1)	(18)
Other expense, net	(5)	-		(7)	(39)
	(473)	(473)		(1,425)	(1,442)

Loss before income taxes	(265)	(313)		(782)	(928)

Income tax expense	(57)	(44)		(174)	(153)

Net loss	$(322)	$(357)		$(956)	$(1,081)

Loss per common share, basic and diluted	$(0.86)	$(0.96)		$(2.57)	$(2.94)

Weighted average common shares outstanding, basic and diluted	374,145,243	369,239,742		371,968,952	367,671,479

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2007 as if they occurred as of January 1, 2007. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2007 and 2008 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to proj

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

September 30, 2007. Pro forma revenues, operating costs and expenses and net loss were reduced by $8 million, $6 million and $50 million, respectively, for the three months ended September 30, 2007. Pro forma revenues, operating costs and expenses and net loss were reduced by $26 million, $18 million and $67 million, respectively, for the nine months ended September 30, 2007.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Third Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	September 30,	December 31,
	2008	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$569	$75
Accounts receivable, net of allowance for doubtful accounts	246	225
Prepaid expenses and other current assets	45	36
Total current assets	860	336

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	5,062	5,103
Franchises, net	8,933	8,942
Total investment in cable properties, net	13,995	14,045

OTHER NONCURRENT ASSETS	302	285
Total assets	$15,157	$14,666

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,465	$1,332
Total current liabilities	1,465	1,332

LONG-TERM DEBT	21,031	19,908

NOTE PAYABLE - RELATED PARTY	72	65

DEFERRED MANAGEMENT FEES - RELATED PARTY	14	14

OTHER LONG-TERM LIABILITIES	1,205	1,035

MINORITY INTEREST	204	199

PREFERRED STOCK - REDEEMABLE	-	5

SHAREHOLDERS' DEFICIT	(8,834)	(7,892)
Total liabilities and shareholders' deficit	$15,157	$14,666

Addendum to Charter Communications, Inc. Third Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(322)	$(407)	$(956)	$(1,148)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	332	334	981	999
Asset impairment charges	-	56	-	56
Noncash interest expense	16	10	43	31
Change in value of derivatives	(10)	14	1	18
Deferred income taxes	55	38	169	161
Other, net	17	10	39	49
Changes in operating assets and liabilities, net of effects from dispositions
Accounts receivable	3	(4)	(21)	(33)
Prepaid expenses and other assets	(9)	(5)	(9)	21
Accounts payable, accrued expenses and other	160	163	163	173
Net cash flows from operating activities	242	209	410	327

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(288)	(311)	(938)	(890)
Change in accrued expenses related to capital expenditures	-	(12)	(41)	(51)
Other, net	10	(25)	(1)	6
Net cash flows from investing activities	(278)	(348)	(980)	(935)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	590	225	2,355	7,472
Repayments of long-term debt	(43)	(114)	(1,238)	(6,841)
Payments for debt issuance costs	(3)	-	(42)	(33)
Other, net	(2)	6	(11)	9
Net cash flows from financing activities	542	117	1,064	607

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	506	(22)	494	(1)
CASH AND CASH EQUIVALENTS, beginning of period	63	81	75	60
CASH AND CASH EQUIVALENTS, end of period	$569	$59	$569	$59

CASH PAID FOR INTEREST	$329	$312	$1,241	$1,230

NONCASH TRANSACTIONS:
Cumulative adjustment to Accumulated Deficit for the adoption of FIN 48	$-	$-	$-	$56

Addendum to Charter Communications, Inc. Third Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate as of
	Actual		Pro Forma
	September 30,	June 30,	December 31,	September 30,
	2008 (a)	2008 (a)	2007 (a)	2007 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) basic video customers (b)	4,860,100	4,897,100	4,958,600	5,011,200
Multi-dwelling (bulk) and commercial unit customers (c)	276,000	264,900	260,100	273,900
Total basic video customers	5,136,100	5,162,000	5,218,700	5,285,100

Non-video customers (b)	408,300	395,600	376,400	361,300
Total customer relationships (d)	5,544,400	5,557,600	5,595,100	5,646,400

Pro forma average monthly revenue per basic video customer (e)	$106.07	$104.35	$98.13	$95.45
Pro forma average monthly video revenue per basic video customer (f)	$58.87	$58.73	$56.13	$55.25

Residential bundled customers (g)	2,718,100	2,639,000	2,506,700	2,433,400

Revenue Generating Units:
Basic video customers (b) (c)	5,136,100	5,162,000	5,218,700	5,285,100
Digital video customers (h)	3,118,500	3,056,900	2,920,100	2,860,500
Residential high-speed Internet customers (i)	2,858,200	2,787,300	2,682,300	2,631,800
Telephone customers (j)	1,274,300	1,175,500	959,300	804,000
Total revenue generating units (k)	12,387,100	12,181,700	11,780,400	11,581,400

Video Cable Services:
Basic Video:
Estimated homes passed (l)	11,932,800	11,890,800	11,741,500	11,671,000
Basic video customers (b)(c)	5,136,100	5,162,000	5,218,700	5,285,100
Estimated penetration of basic homes passed (b) (c) (l) (m)	43.0%	43.4%	44.4%	45.3%
Pro forma basic video customers quarterly net loss (b) (c) (n)	(25,900)	(44,800)	(66,400)	(38,700)

Digital Video:
Digital video customers (h)	3,118,500	3,056,900	2,920,100	2,860,500
Digital penetration of basic video customers (b) (c) (h) (o)	60.7%	59.2%	56.0%	54.1%
Digital set-top terminals deployed	4,504,800	4,409,300	4,192,700	4,125,400
Pro forma digital video customers quarterly net gain (h) (n)	61,600	33,900	59,600	16,700

Non-Video Cable Services:
High-Speed Internet Services:
Estimated high-speed Internet homes passed (l)	11,245,600	11,203,400	11,051,400	10,967,600
Residential high-speed Internet customers (i)	2,858,200	2,787,300	2,682,300	2,631,800
Estimated penetration of high-speed Internet homes passed (i) (l) (m)	25.4%	24.9%	24.3%	24.0%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (f)	$40.53	$40.67	$40.54	$40.58
Pro forma high-speed Internet customers quarterly net gain (i) (n)	70,900	19,300	50,500	53,900

Telephone Services:
Estimated telephone homes passed (l)	10,236,000	9,990,500	9,013,900	8,289,200
Telephone customers (j)	1,274,300	1,175,500	959,300	804,000
Estimated penetration of telephone homes passed (i) (l) (m)	12.4%	11.8%	10.6%	9.7%
Pro forma average monthly telephone revenue per telephone customer (f)	$40.67	$40.62	$41.74	$42.42
Pro forma telephone customers quarterly net gain (j) (n)	98,800	90,500	155,300	102,700

Pro forma operating statistics reflect the sales and acquisitions of cable systems in 2007 and 2008 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2007 and 2008 have been reflected in the operating statistics.

At December 31, 2007 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,219,900, 2,920,400, 2,682,500, and 959,300, respectively.

At September 30, 2007 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,347,800, 2,882,900, 2,639,200, and 802,600, respectively.

See footnotes to unaudited summary of operating statistics on page 6 of this addendum.

Addendum to Charter Communications, Inc. Third Quarter 2008 Earnings Release

(a)  "Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts (such as our employees).  In addition, at September 30, 2008, June 30, 2008, December 31, 2007, and September 30, 2007, “customers” include approximately 42,100, 34,200, 48,200, and 33,800 persons whose accounts were over 60 days past due in payment, approximately 7,700, 5,300, 10,700, and 5,700 persons whose accounts were over 90 days past due in payment and approximately 3,800, 2,600, 2,900, and 2,100 of which were over 120 days past due in payment, respectively.

(b)  "Basic video customers" include all residential customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 408,300, 395,600, 376,400, and 361,300 customer relationships at September 30, 2008, June 30, 2008, December 31, 2007, and September 30, 2007, respectively, who receive high-speed Internet service only, telephone service only, or both high-speed Internet service and telephone service and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "basic video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service.  The EBU method of estimating basic video customers is consistent with the methodology used in determining costs paid to programmers and has been used consistently.  As we increase our effective video prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per basic video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma basic video customers during the respective quarter.

(f) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(g) "Residential bundled customers" include residential customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Residential bundled customers" do not include residential customers who only subscribe to video service.

(h) "Digital video customers" include all basic video customers that have one or more digital set-top boxes or cable cards deployed.

(i)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At September 30, 2008, June 30, 2008, December 31, 2007, and September 30, 2007, approximately 2,559,700, 2,494,600, 2,392,700, and 2,343,700 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(j)  "Telephone customers" include all customers receiving telephone service.  As of September 30, 2008, June 30, 2008, December 31, 2007, and September 30, 2007, approximately 1,233,100, 1,133,800, 920,600, and 769,800 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(k)  "Revenue generating units" represent the sum total of all basic video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as basic video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.  This statistic is computed in accordance with the guidelines of the NCTA that have been adopted by eleven publicly traded cable operators, including Charter.

(l)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(m) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of basic video customers" represents the number of digital video customers as a percentage of basic video customers.

Addendum to Charter Communications, Inc. Third Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

	Three Months Ended September 30,
	2008	2007	2007
	Actual	Actual	Pro Forma (a)

Net cash flows from operating activities	$242	$209	$207
Less: Purchases of property, plant and equipment	(288)	(311)	(311)
Less: Change in accrued expenses related to capital expenditures	-	(12)	(12)

Free cash flow	(46)	(114)	(116)

Interest on cash pay obligations (b)	462	449	449
Purchases of property, plant and equipment	288	311	311
Change in accrued expenses related to capital expenditures	-	12	12
Other, net	13	6	6
Change in operating assets and liabilities	(154)	(154)	(154)

Adjusted EBITDA (c)	$563	$510	$508

	Nine Months Ended September 30,
	2008	2007	2007
	Actual	Actual	Pro Forma (a)

Net cash flows from operating activities	$410	$327	$319
Less: Purchases of property, plant and equipment	(938)	(890)	(890)
Less: Change in accrued expenses related to capital expenditures	(41)	(51)	(51)

Free cash flow	(569)	(614)	(622)

Interest on cash pay obligations (b)	1,374	1,354	1,354
Purchases of property, plant and equipment	938	890	890
Change in accrued expenses related to capital expenditures	41	51	51
Other, net	48	26	26
Change in operating assets and liabilities	(133)	(161)	(161)

Adjusted EBITDA (c)	$1,699	$1,546	$1,538

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2007 as if they occurred as of January 1, 2007.

(b) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(c) See page 1 of this addendum for detail of the components included within adjusted EBITDA.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Third Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Customer premise equipment (a)	$157	$139	$480	$428
Scalable infrastructure (b)	52	64	185	164
Line extensions (c)	19	27	63	76
Upgrade/Rebuild (d)	8	11	37	35
Support capital (e)	52	70	173	187

Total capital expenditures	$288	$311	$938	$890

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs in accordance with SFAS No. 51 and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. Third Quarter 2008 Earnings Release